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                                   EXHIBIT (5)

                    OPINION OF BROWN, RUDNICK, FREED & GESMER

                                                              December 23, 1998

American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA 01821

         Re:      American Science and Engineering, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as legal counsel to American Science and Engineering, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 300,000 shares of the Company's Common Stock (the "Common Stock"), $.66 2/3 par value (the "Shares"), and 300,000 Rights (as defined below).

         The Shares are to be issued upon exercise of options granted pursuant to the American Science and Engineering, Inc. 1998 Non-Qualified Stock Option Plan (the "Plan"). The Rights are issuable pursuant to that certain Shareholder Rights Agreement dated as of April 17, 1998 between the Company and American Stock Transfer and Trust Co., Inc. (the "Rights Agreement") providing for the delivery of a right (a "Right") to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, no par value, of the Company, along with each share of Common Stock issued by the Company pursuant to, among other things, the Plan.

         In connection with this Opinion Letter, we have examined the documents listed on SCHEDULE A attached hereto (collectively, the "Documents").

         We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, the opinion hereafter expressed, whether or not qualified by language such as "to our knowledge," is based solely upon: (i) our review of the Documents; (ii) discussions with those of our attorneys who have given substantive legal representation to the


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December 23, 1998
Page 2

Company in connection with the Registration Statement; and (iii) such review of published sources of law as we have deemed necessary.

         This firm, in rendering legal opinions, customarily makes certain assumptions which are described in SCHEDULE B hereto. In the course of our representation of the Company in connection with the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinion hereafter expressed is based upon those assumptions. For purposes of those assumptions, the Enumerated Party referred to in SCHEDULE B is the Company.

         Our opinion hereafter expressed is limited to the laws of the Commonwealth of Massachusetts and Federal law. We express no legal opinion upon any matter other than as explicitly addressed in numbered paragraph 1 below, and our express opinion therein contained shall not be interpreted to be implied opinions upon any other matter.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         2. The Rights have been duly authorized for issuance, and when issued in accordance with the Rights Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement.

                                     Very truly yours,

                                     BROWN, RUDNICK, FREED & GESMER

                                     By:   Brown, Rudnick, Freed & Gesmer, P.C.
                                           a partner


                                     By:   /s/ Steven R. London
                                           -------------------------------------
                                           Steven R. London, duly authorized

SRL/JGN/TDL


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                                   SCHEDULE A

                                LIST OF DOCUMENTS


         In connection with the Opinion Letter to which this Schedule A is attached, we have reviewed the following Documents. However, except as otherwise expressly indicated, we have not reviewed any documents, instruments or agreements referred to in or listed upon any of the following Documents:

         (i) a copy of the Restated Articles of Organization of the Company, as amended, as certified by the Secretary of State of the Commonwealth of Massachusetts and a certificate of the Clerk of the Company that there have been no further amendments thereto;

         (ii) a copy of the By-Laws of the Company, as amended, certified by the Clerk of the Company as presently being in effect;

         (iii) the proceedings of the stockholders and directors of the Company pertaining to the Plan and the Rights Agreement and a certificate of the Clerk of the Company as to certain resolutions of the directors of the Company;

         (iv) a certificate dated as of December 18, 1998 of the Secretary of State of the Commonwealth of Massachusetts as to the good standing of the Company;

         (v) a letter dated December 22, 1998 from the Company's Transfer Agent as to the issued and outstanding Common Stock of the Company;

         (vi)     the Plan;

         (vii)    the Rights Agreement; and

         (viii)   the Registration Statement.


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                                   SCHEDULE B

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS


         In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

         1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

         2. Each person, other than the Enumerated party, has all requisite power and authority and has taken all necessary corporate or other action to enter into the Documents to which it is a party, or by which it is bound, to the extent necessary to make the Documents enforceable against it.

         3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Party.

         4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

         5. All official public records are accurate, complete and properly indexed and filed.

         6. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

         7. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

         8. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.

         9. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

         10. There are no agreements or understandings among the parties to or bound by the Documents not reflected in the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.